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                                EXHIBIT 3.01

                         ARTICLES OF INCORPORATION




















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                         ARTICLES OF INCORPORATION
                         --------------------------
                                     OF
                                     --
                         TRAC CONTROL SYSTEMS, INC.
                         --------------------------

     We, the undersigned natural persons of the age of twenty-one (21) years or more, citizens of the United States, acting as incorporators under the Utah Business Corporation Act, adopt the following Articles of Incorporation for Trac Control Systems, Inc.

                                 ARTICLE I
                                 ----------
                               CORPORATE NAME
                              ---------------

         The name of the corporation is:    Trac Control Systems, Inc.

                                 ARTICLE II
                   PRINCIPAL OFFICE AND REGISTERED AGENT
                   --------------------------------------

     The principal office and the principal place of business for the
corporation shall be located at the following address:   2833 Comanche
Drive, Salt Lake City, Utah 84108. Registered agent for the corporation shall be Craig A. Christensen located at the above address.

                                ARTICLE III
                             CORPORATE PURPOSES
                            -------------------

     The purposes for which the corporation is organized is to engage in any lawful activity including the electronic monitoring and cont5rol devices for confinement of parolees of sentenced criminals or any related electronic in computer services related thereto, real estate development, real estate ownership or leasing, and the performance of all services and activities related and ancillary thereto, and in carrying out these general purposes the corporation shall have, to the extent permitted by law, the power:

     (a) To make all contracts necessary and proper to affect its purposes and conduct its authorized business: to won real estate and personal property necessary or appropriate for the conduct of its business and matters related or ancillary thereto; to invest its funds in electronic monitoring devices, computers, computer software, other electronic equipment, real estate, mortgages, stocks, bonds and any other type of investments; to hold property including shares of its own stock.

     (b) To do all things to the same extent and as fully as natural persons now do or could do in their place; to do all things and engage in all lawful transactions which a corporation organized or existing under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

     The forgoing shall be construed both as objects and power, but no recitation or declaration of specific or special powers or purposes herein enumerates shall be deemed to be exclusive; and it is hereby expressly declared that all other lawful purposes, powers and activities are hereby included.
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                                 ARTICLE IV
                               CAPITAL STOCK
                               --------------
     The aggregate number of shares which this corporation shall have authority to issue is FIFTY THOUSAND (50,000) SHARES of Common Stock having no par value. All stock of the corporation shall be of the same class and have the same rights and preferences.

                                 ARTICLE V
                                 DIRECTORS
                                 ----------

     The corporation shall be governed by a Board of Directors which shall consist of a variable number of three (3) to nine (9) members as the Stockholders may from time to time determine; until a determination is made in the future, the Board shall consist if three (3) directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected are as follows:

     Name                          Address
     --------------------          --------------------------
     George Q. Nielsen             2678 Comanche Circle
                                   Salt Lake City, Utah
                                   84108

     Craig A. Christensen          2833 Comanche Drive
                                   Salt Lake City, Utah
                                   84108

     D. Scott McGregor             1569 East Stonemoor Circle
                                   Salt lake City, Utah
                                   84121
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                                 ARTICLE VI
                            STOCK NON ASSESSABLE
                           ---------------------

     Fully paid stock shall not be liable nor subject to any call or assessment by the shareholders or Board of Directors.

                                ARTICLE VII
                               INCORPORATORS
                               --------------
          The name and address of each incorporator is as follows:

     Craig A. Christensen          2833 Comanche Drive
                                   Salt Lake City, Utah
                                   84108

     George Q. Nielsen             2678 Comanche Circle
                                   Salt Lake City, Utah
                                   84108

     D. Scott McGregor             1569 East Stonemoor Circle
                                   Salt Lake City, Utah
                                   84121

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                                ARTICLE VIII
                          DURATION OF CORPORATION
                          ------------------------

     The corporation is to have perpetual existence unless dissolved or terminated according to law.

                                 ARTICLE IX
                             PRE EMPTIVE RIGHTS
                            -------------------
     The authorized stock of this corporation may be issued by the Board of
Directors at such times, upon such terms and conditions, and for such considerations as the Board of Directors shall determine.  Stockholders shall have no pre-emptive rights in issues of authorized stock.

                                 ARTICLE X
                             CUMULATIVE VOTING
                             ------------------

     At each election for directors every shareholder entitles to vote at such election shall have the right to accumulate his vote by giving one candidate as many votes as the ;umber of such directors multiplied by the number of his shares shall equal, or by distributing such votes (computed on the sane principle) among any number of such candidates.

                                 ARTICLE XI
                              INTERNAL AFFAIRS
                             -----------------

     The Directors shall adopt By-laws for the regulation of the internal affairs of the corporation, which By-laws may be amended from time to time or repealed pursuant to laws.

                                ARTICLE XII
                POWER TO SELL ASSETS AND CREATE INDEBTEDNESS
               ----------------------------------------------

          In carrying on the business of the corporation, the Board of Directors is authorized and empowered to well, exchange, mortgage, bond, or otherwise dispose of, deal with and encumber any or all f the property of the corporation, upon such terms and conditions as the Board of Directors may deem just and proper and for the best interests of the corporation, without prior authorization or subsequent confirmation by a vote of the stockholders or otherwise.


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                                ARTICLE XIII
                           AMENDMENT OF ARTICLES
                          -----------------------
     This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of
     Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE XIV
                      OFFICERS AND DIRECTORS CONTRACTS
                    ------------------------------------
     No contract of other transaction between this corporation and any other corporation shall be affected or invalidated aby the fact that a
Director or Officer of this corporation is interested in or is a Director of Officer of such other corporation; and any Director of Officer, individually or jointly, may be a party to or  may be interested in any transaction with this corporation or in which this corporation is interested; and no contract or other transaction of this corporation with any person, firm or corporation shall be affected by the fact that any
Director or Officer of this corporation is a party to or is interested in such contract, act or transaction or in any way connected with such person, firm or corporation, and every person who may become a Director or Officer if this corporation is hereby relieved from liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director or Officer acts in good faith.

                                 ARTICLE XV
                             SECTION 1244 STOCK
                            -------------------
     Shares of stock of this corporation authorized and issued pursuant to these Articles within two years from the date of incorporation are, for purposes of the Internal Revenue Code of 1954, and shall be known as
"Section 1244 Stock".

                                ARTICLE XVI
                         QUORUMS AND VOTE REQUIRED
                        ----------------------------
     A quorum of the Board of Directors shall consist of a majority of the total number of directors.  The Board of Directors may transact business or otherwise act only upon a majority of the total number of directors.

     A quorum of the stockholders shall consist of a majority of th total shares outstanding. The stockholders may act only upon a vote of a majority of th total outstanding shares unless state law requires greater that a simple majority.

                                ARTICLE XVII
                          MINIMUM PAID IN CAPITAL
                          ------------------------
     The corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received by it for the issuance of capital stock.




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     Dated this 13th day of June, 1983

                                   /s/ Craig A. Christensen
                                   -----------------------------


                                   /s/ George Q. Nielsen
                                   -----------------------------


                                   /s/ D. Scott McGregor
                                   -----------------------------


STATE OF UTAH                      )

                                   : as
COUNTY OF SALT LAKE                )

     I, the undersigned, a Notary Public, hereby certify that Craig A.
Christensen, George Q. Nielsen and D. Scott McGregor personally appeared before ;mem and being duly sworn by me, severally declared that they are the persons who signed the foregoing document as Incorporators and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13th day of June, 1983.

                                   /s/ Janet B. Macchione
                                   -------------------------------
                                   Notary Public
                                   Residing at Salt Lake City, Utah

My Commission Expires:
1/20/87



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